UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2009

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 22, 2009, Stephen R. Tritch accepted the nomination and election of the Board of Directors of The Shaw Group Inc. (the "Company") to serve in the new eighth director position recently created by the Board of Directors. Mr. Tritch is expected to be nominated to be re-elected as a director by the shareholders at the 2010 annual meeting of the shareholders of the Company.

Mr. Tritch is the Chairman of Westinghouse Electric Company ("Westinghouse"), a group company of Toshiba Corporation and the world's pioneering nuclear power company and a leading supplier of nuclear plant products and technologies to utilities throughout the world, serving in that capacity since July 1, 2008. Prior to that time, Mr. Tritch served as President and Chief Executive Officer of Westinghouse since July, 2002. Mr. Tritch has been employed by Westinghouse since 1971. Mr. Tritch is a member of the American Nuclear Society and was appointed by then President Bush to the President’s Export Council. Mr. Tritch is also Chairman of the Engineering Board of Visitors at the University of Pittsburgh and Chairman of the Board of Trustees for the Senator John Heinz History Center in Pittsburgh.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

April 27, 2009	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: General Counsel and Corporate Secretary